UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 12, 2026

VIAVI SOLUTIONS INC.
(Exact name of Registrant as specified in its charter)

Delaware	000-22874	94-2579683
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification Number)

1445 South Spectrum Blvd, Suite 102, Chandler, Arizona 85286
(Address of principal executive offices and zip code)
(408) 404-3600
(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of the exchange on which registered
Common Stock, $0.001 par value	VIAV	The Nasdaq Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company. ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Audit Committee Chair Rotation

On May 12, 2026, the Board of Directors (the “Board”) of Viavi Solutions Inc. (the “Company” or “VIAVI”), approved a rotation of Audit Committee chairpersons. Effective May 12, 2026, Donald Colvin stepped down as Chair of the Audit Committee and, upon the recommendation of the Governance Committee, the Board appointed independent director Joanne Solomon as Audit Committee Chair, effective immediately. The appointment was made in connection with board refreshment and succession planning, and Mr. Colvin’s decision to step down as Audit Committee Chair was not the result of any disagreement with the Company, its management, or its Board on any matter relating to the Company’s operations, policies, or practices. Ms. Solomon has served as an independent member of the Board and Audit Committee since February 2022 and is an “audit committee financial expert” as defined under Item 407(d) of Regulation S-K of the Securities Exchange Act of 1934, as amended. Mr. Colvin will continue to serve as an independent member of the Board and Audit Committee.

Corporate Development Committee Appointment

On May 12, 2026, upon the recommendation of the Nomination and Governance Committee, the Board appointed independent director Doug Gilstrap to the Corporate Development Committee. Mr. Gilstrap joined the Board in November 2022 and serves on the Compensation Committee as well.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIAVI SOLUTIONS INC.

By:	/s/ Kevin Siebert
Name:	Kevin Siebert
Title:	Senior Vice President, General Counsel and Secretary
May 18, 2026